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                                                                   EXHIBIT 10.6
                                                                 EXECUTION COPY


                                  AMENDMENT TO
                                 EXECUTION COPY
                       RESEARCH AND DEVELOPMENT AGREEMENT
                                 BY AND BETWEEN
              BIOCHEM PHARMA INC. AND CLINICHEM DEVELOPMENT INC.,

     THIS AMENDMENT (the "Amendment"), made and entered into as of the 4th day of May, 1998 (the "Effective Date"), is by and between BIOCHEM PHARMA INC., a Canadian corporation ("BioChem") and CLINICHEM DEVELOPMENT INC., a Canadian corporation ("CliniChem").

     WHEREAS, BioChem and CliniChem are parties to that certain Research and Development Agreement dated March 31, 1998 (the "Original Agreement");

     WHEREAS, BioChem and CliniChem desire to amend the Original Agreement as set forth herein; and

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Article 1.3 of the Original Agreement shall be amended to read:

     "Available Funds" shall mean, as of any date of determination, all of the funds contributed to CliniChem by BioChem or a BioChem Affiliate, plus any investment income earned thereon, less (a) the aggregate amount of all Research and Development Costs paid or incurred by CliniChem as of such date, (b) CliniChem's aggregate reasonable ongoing administrative expenses and income taxes paid (less income taxes refunded) or incurred as of such date, (c) the aggregate amount of all Technology Fee payments paid or incurred by CliniChem as of such date, (d) the aggregate amount of all payments paid or incurred by CliniChem under the Services Agreement and (e) reasonable amounts actually paid by CliniChem for consultants to advise the Board of Directors of CliniChem with respect to the CliniChem Products and the CliniChem Programs. Available Funds shall not include payments made by BioChem to CliniChem pursuant to the Product Option Agreement.

2.   Article 2.3(c) of the Original Agreement shall be amended to read:

     The parties recognize that bona fide disputes may arise from time to time in connection with devising mutually-acceptable Work Plans for the CliniChem Programs. If CliniChem's Board of Directors accepts or rejects a Work Plan in part, BioChem may either (i) perform the activities under the Work Plan as approved by CliniChem or (ii) propose a modified Work Plan to CliniChem for approval. Notwithstanding the foregoing, in the event CliniChem's Board of Directors rejects in whole or in substantial part three consecutive Work Plans proposed by BioChem with respect to a particular CliniChem Program, BioChem and CliniChem shall resolve the dispute in accordance with the provisions of Section 12.3 of this Agreement. Prior to the resolution of any such dispute, BioChem shall have the right to perform the work specified under its most recently approved Work Plan and CliniChem shall be obligated to pay the Research and Development Costs incurred in connection therewith.

3.   Article 3.1 of the Original Agreement shall be amended to read:

     Payment of Research and Development Costs. In consideration of the work to be carried out by BioChem hereunder, CliniChem shall make payments to BioChem or its Affiliates for all Research and Development Costs incurred by BioChem or its Affiliates in accordance with accepted Work Plans up to the maximum amount of Available Funds. CliniChem shall make payments to BioChem for Research and Development Costs with respect to the initial CliniChem Programs which are incurred from the date of the declaration of the Distribution.

4.   Article 9.1 of the Original Agreement shall be amended to read:




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     Use of Available Funds.  Unless BioChem agrees otherwise, CliniChem agrees to expend the Available Funds only for activities undertaken pursuant to this Agreement and for payments due to BioChem or a BioChem Affiliate under this Agreement, the Technology License Agreement and the Services Agreement. Pending application of all Available Funds as set forth above, Available Funds shall be invested in interest-bearing, investment-grade securities.

5. As amended hereby, the Original Agreement shall remain in full force and effect.

     IN WITNESS HEREOF, the parties have executed this Amendment as of the Effective Date by their duly authorized representatives.

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
BIOCHEM PHARMA INC.                              CLINICHEM DEVELOPMENT INC.

By:                                              By:
Title:                                           Title:

By:                                              By:
Title:                                           Title:
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